                                                                    EXHIBIT 10.1

                         SEVERANCE AGREEMENT AND RELEASE

         This Severance Agreement and Release ("Agreement") is being entered into as of July 30, 1999, by and between Janet M. Walter ("Employee") and Aronex Pharmaceuticals, Inc. ("Aronex") in order to further the mutually desired terms and conditions set forth herein:

         WHEREAS, Employee has notified Aronex of her desire to voluntarily resign as an employee and officer of Aronex and Aronex desires to accept such resignation; and

         WHEREAS, the parties desire to execute and deliver this Agreement to evidence the terms of the parties' agreement concerning the Employee's resignation.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency are hereby acknowledged, the parties do hereby agree as follows:

         1. RESIGNATION. Employee hereby voluntarily resigns as an employee and officer of Aronex effective as of July 13, 1999 (the "Effective Date of Resignation").

         2.       SEVERANCE.

                  (a) For and in consideration of the execution of this Agreement, Aronex will, subject to the terms set forth herein, pay to Employee a total payment of $160,000.00 ("Severance Payment"), less standard deductions. The Severance Payment shall be paid in twenty-four (24) semimonthly payments of $6,666.66, subject to standard deductions, for the period beginning as of July 16, 1999 and continuing through July 15, 2000, payable as and when Employee would have otherwise received her salary. The obligation of Aronex to pay, and the Employee's right to receive, the Severance Payment herein provided shall not terminate upon the Employee's commencement of employment with another employer.

                  (b) In addition to the foregoing, and in further consideration of the execution of this Agreement, Aronex does hereby agree to amend the terms of those three (3) certain stock options previously granted by Aronex to Employee as follows:

                          (i) That certain Non-Qualified Stock Option Agreement dated August 18, 1997, for 13,610 shares of the Company's common stock, par value $.001 per share (the "Common Stock") and that certain Incentive Stock Option Agreement dated August 18, 1997, for 86,390 shares of Common Stock are each hereby amended to allow, under Section 4 of each such agreement, the exercise of the vested portions of the options evidenced thereby for a period of up to ninety (90) days following the Effective Date of Resignation.



                                  1 of 7 pages

                          (ii) That certain Non-Qualified Stock Option Agreement dated December 10, 1998 for 50,000 shares of the Company's Common Stock (the "'98 Option Agreement") is hereby amended as follows:

                                   (A) The option evidenced by the '98 Option
                                   Agreement shall, subject to the terms of this Agreement, be fully vested and exercisable as of the Effective Date of Resignation.

                                   (B) The '98 Option Agreement is amended to allow, under Section 4 thereof, the exercise of the option evidenced thereby for a period of up to ninety (90) days following the Effective Date of Resignation.

                          In all other respects, the terms and provisions of the above described Stock Option Agreements shall remain in full force and effect as originally written.


                  (c) The Employee and Aronex hereby stipulate and agree that as of the effective date of this Agreement and after giving effect to the amendments in Paragraph 1(a) above, the number of shares of Common Stock vested, and which may be acquired upon the exercise of such options, shall be as follows:

                          (i) Non-Qualified Stock Option Agreement dated August 18, 1997 -- 13,610 shares;

                          (ii) Incentive Stock Option Agreement dated August 18, 1997 -- 49,077 shares; and

                          (iii) Non-Qualified Stock Option Agreement dated December 10, 1998 -- 50,000 shares.

                  (d) Except as provided in Paragraph 3 below, the Severance Payment and the amendments of the above described Stock Option Agreements represent the exclusive consideration given by Aronex in connection with or arising out of the termination of Employee's employment with Aronex, and no further amounts or other consideration shall be required for any items, including, but not limited to, attorneys' fees.

         3.       RELEASE.

                  (a) Employee, on behalf of herself, her heirs, beneficiaries and personal representatives hereby releases, acquits and forever discharges Aronex, its officers, employees, former employees, shareholders, directors, partners, agents and assigns, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly associated with Aronex, of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions,


                                  2 of 7 pages
                          causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from or in any way connected or related with employment with Aronex, her resignation and termination of employment with Aronex, including, but not limited to, allegations of wrongful termination, breach of contract (other than in connection with this Agreement), intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, invasion of privacy, any action in tort or contract, any violation of any federal, state, or local law, (including, but not limited to, and violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.
                          Section 2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. Section 1981 et seq., the Equal Pay Act, 29 U.S.C. Section 206; the Employee Retirement Income Security Act of 1974, as amended ("ERISA") 29 U.S.C.
                          Section 1001 et seq., the Americans with Disabilities Act, 42 U.S.C. Section 12101 et seq., the Age Discrimination Employment Act of 1967, as amended ("ADEA"), 29 U.S.C. Section 621 et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq., the National Labor Relations Act, 29 U.S.C. Sections 151 et seq., the Family and Medical Leave Act of 1993, 29 U.S.A. Section 2601 et seq., the Worker Adjustment and Retraining Notification Act (WARN), 29 U.S.C., Section 2101 et seq., the Texas Commission on Human Rights Act, Texas Labor Code Section 21.001 et seq., the Texas Payday Act, Texas Labor Code, Section
                          61.01 et seq., the Texas Workers' Compensation Statute, Texas Labor Code Section 451.0001 et seq., and any other employment or civil rights act and, except as provided below, any and all claims for severance pay or benefits under any compensation or employee benefit plan, program, policy, contract, agreement or other arrangement of Aronex. Notwithstanding the foregoing, for so long as Employee shall continue to be eligible to receive benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Employee shall be entitled to receive benefits under the then existing medical, dental and vision employee benefit plans maintained by Aronex. Aronex shall pay all premiums for such medical, dental and vision benefit plans while Employee is entitled to receive such benefits under COBRA. Employee acknowledges and agrees that Employee shall not be permitted to participate in, and Aronex shall have no obligation to provide, any coverage under any disability or life insurance plans maintained by Aronex for the benefits of its employees.

                  (b) Employee agrees not to commence any legal proceeding or lawsuit against Aronex arising out of or based upon employment with Aronex or the termination of employment with Aronex.

                  (c) The consideration cited above and the promises contained herein are made for the purpose of purchasing the peace of Aronex and Employee and are not to be construed as an admission of liability or as evidence or unlawful conduct by Aronex or any of its affiliates, all liability being expressly denied.

                  (d) Employee voluntarily accepts the consideration cited herein as sufficient payment for the full, final and complete release stated herein and agrees that


                                  3 of 7 pages
                          no other promises or representations have been made by Aronex or any other person purporting to act on behalf of Aronex, except as expressly stated herein.

                  (e) Employee understands that this is a full, complete, and final release of Aronex. As evidenced by the signature below, Employee expressly promises and represents to Aronex that she has completely read this Agreement and understand its terms, contents, conditions, and effects.

                  (f) Employee hereby waives all rights to recall, reinstatement, reemployment and past or future wages from Aronex and any affiliate thereof and further acknowledges that Employee is not entitled to any continued participation in, or benefits under, any employee benefit plan or compensation program of Aronex or any of affiliate thereof, including without limitation, any profits, bonus or commission arrangement, and any other employment agreement (whether written or oral) with Aronex, except as may otherwise may be required by ERISA, COBRA or otherwise expressly set forth in Paragraph 3(a) above.

         4.       CONFIDENTIALITY.

                  (a) For a period of three (3) years from the date of this Agreement, Employee hereby agrees to hold and maintain confidential and private in trust for the benefit of Aronex and its affiliates all secret, confidential or proprietary information of Aronex and/or its affiliates including, without limitation, all information pertaining to the research, design, development, manufacture and sales of Aronex's products including, without limitation, the findings, reports, inventions, discoveries, developments, improvements and confidential sales information, pricing, terms and related data disclosed to Employee by Aronex or any affiliate thereof or written, invented or made or conceived by Employee in connection with her employment by Aronex. Confidential information shall not include any information which
                          (i) is, or lawfully becomes, generally available to the public without fault of Employee, or (ii) is independently developed, as shown by clear, convincing written evidence, by Employee prior to the receipt of any confidential information, (iii) is lawfully obtained or acquired by Employee in good faith from a third party other than a party furnishing the information to Aronex, who has such information in good faith and not under any confidentiality agreement with any other party with respect to such information,
                          (iv) is in Employee's possession at the time of disclosure other than as a result of Employee's breach of any legal obligation, or (v) is required to be disclosed by Employee to comply with the applicable laws or governmental requirements, provided that Employee provides prior written notice of such disclosure to Aronex.

                  (b) Employee agrees to hold and maintain confidential and not disclose to any third party the terms and conditions of this Agreement including, without


                                  4 of 7 pages
                          limitation, the Severance Payment and other consideration provided for by this Agreement; provided, however, that the foregoing shall not apply to any disclosure that may be required to the extent compelled by legal process or necessary to enforce the Employee's rights hereunder.

         5. NON-DISPARAGEMENT. Employee agrees not to communicate or disseminate to others, whether verbally, in writing or in any other form, any derogatory, negative or intentionally damaging statements regarding Aronex, its affiliates, its officers, directors, employees, policies or practices. Aronex agrees not to communicate or disseminate to others, whether verbally, in writing or in any other form, any derogatory, negative or intentionally damaging statements regarding Employee.

         6. NO ASSIGNMENT OF CLAIMS. Employee hereby warrants that she has not assigned, transferred or conveyed at any time to any individual or entity any alleged right, claim or cause of action against Aronex or any Aronex affiliate. Employee agrees to and does hereby indemnify and hold Aronex and the Aronex affiliates harmless from any claims, liabilities, damages, demands, losses, costs, debts and causes of action whatsoever, including without limitation attorney's fees, whether known or unknown, which may be asserted by parties for breach of the foregoing warranty.

         7. REPRESENTATIONS AND WARRANTIES CONCERNING RELEASE. Employee hereby warrants to Aronex that she has completely read this Agreement prior to executing it, and has had a reasonable period of time within which to consider this Agreement and to understand its terms, contents, conditions and effects and has entered into this Agreement knowingly and voluntarily. Employee understands that she has the right to consult an attorney of her choice and represents that she has consulted with an attorney or she has knowingly decided not to do so. Employee states that she is not presently affected by any disability which would prevent him from knowingly and voluntarily executing this Agreement, and further states that the promises made herein are not made under duress, coercion or undue influence.

         8. DEFAULT. In the event of a breach by the Employee of the provisions of Paragraphs 4 and 5 of this Agreement, Aronex shall be entitled to an injunction restraining the Employee from using or disclosing, for her benefit or for the benefit of others, in whole or in part, any confidential information or otherwise making any derogatory, negative or damaging statements regarding Aronex or its affiliates. In addition, upon any such breach of Paragraphs 4 or 5 of this Agreement,
                  (i) Aronex's obligations to make any Severance Payment as called for by this Agreement shall cease and Aronex shall have no further liability or obligation to make any Severance Payment to Employee as otherwise required under the terms of Paragraph 1 of this Agreement, and (ii) the accelerated vesting of the options evidenced by the '98 Option Agreement shall no longer be effective and the Employee shall only be permitted to exercise such '98 Option Agreement to the extent vested as of the Effective Date of Resignation. In addition to the foregoing, upon any such breach Aronex shall be permitted to pursue any and all other remedies otherwise available to Aronex for such breach including, without limitation, the recovery of damages from the Employee.


                                  5 of 7 pages

         9. AMENDMENT. This Agreement may not be amended or modified in any respect except by an agreement in writing executed by the parties in the same manner as this Agreement.

         10. SUCCESSORS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.

         11. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining portions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically, as part of this Agreement, a provision similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         12. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

         14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes and is in full substitution for any and all prior agreements and understandings whether written or oral between said parties relating to the subject matter of this Agreement.

         15. MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and, when taken together, shall constitute one agreement which shall be binding upon and effective as to all parties.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement effective as of the date first above written.

                                     EMPLOYEE:


                                     /s/ Janet M. Walter
                                     -----------------------------------------
                                     Janet M. Walter




                                  6 of 7 pages

                                     ARONEX PHARMACEUTICALS, INC.



                                     By:    /s/ Geoffrey F. Cox
                                        --------------------------------------
                                     Name:  Geoffrey F. Cox
                                          ------------------------------------
                                     Title: Chairman and CEO
                                           -----------------------------------


                                  7 of 7 pages